UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2013

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 W 52nd Street, 7th floor, New York, NY 10019-6163
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

1600 – 609 Granville Street, Vancouver BC Canada V7Y 1C3
(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement and Debt Conversion Transactions

          On July 5, 2013, Anavex Life Sciences Corp., a Nevada corporation (the “Company”) completed the closing of a private placement offering issuing units at a price of $0.40 per unit (the “Private Placement”) and debt/liability conversion transactions pursuant to which the Company satisfied certain of its outstanding debt by issuing units in exchange for such debt (the “Conversion”). Each unit consisted of one share of the Company’s common stock and one common stock purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase shares of common stock at a price of $0.75 per share for a period of five (5) years from the date of the Warrant’s issuance. To affect the Private Placement, the Company entered into securities purchase agreements with each of the participating investors (each, an “SPA”) and related registration rights agreements affording such investors certain registration rights with respect to the purchased securities (each, a “Registration Rights Agreement”). To affect the Conversion, the Company entered into exchange agreements with each of the debt holders (each, an “Exchange Agreement”). At the closing of the Private Placement and the Conversion, the Company issued 6,406,043 units for aggregate gross proceeds and debt conversion totaling $2,562,017. In connection with the Private Placement, the Company’s financial advisor and placement agent received as compensation for its services a cash fee equal to ten percent (10%) on the gross proceeds received by the Company in connection with the Private Placement and warrants to purchase shares of the Company’s common stock equal to two percent (2%) of the aggregate number of shares of common stock issued in connection with the Private Placement. The foregoing description of the SPAs, the Exchange Agreements, the Warrants and the Registration Rights Agreements are qualified in their entirety by reference to the full text of the form of SPA, Exchange Agreement, Warrant, and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1,10.2, 10.3, and 10.4, respectively, and each of which is incorporated herein in its entirety by reference.

$10-Million Financing

          On July 5, 2013, the Company entered into a $10 Million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company (such transaction, the “Financing”). In connection with the Financing, the Company also entered into a registration rights agreement with LPC (the “RRA”) whereby the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) covering the shares of the Company’s common stock that may be issued to LPC under the Purchase Agreement.

          Pursuant to the Purchase Agreement, LPC initially purchased 250,000 shares of the Company’s common stock for $100,000. After the SEC has declared effective the registration statement related to the Financing, the Company has the right, in its sole discretion over a 36-month period, to sell to LPC up to the additional aggregate commitment of $9.9 Million of shares of common stock. There are no upper limits on the per share price that LPC may pay to purchase such common stock. Furthermore, the Company controls the timing and amount of any future sales, if any, of shares of common stock to LPC. LPC has no right to require any sales and is obligated to purchase common stock as directed by the Company.

          The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. LPC has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

          In consideration for entering into the Purchase Agreement, the Company issued to LPC 341,858 shares of common stock as a commitment fee and shall issue up to 133,409 shares pro rata, when and if, LPC purchases at the Company’s discretion the $10 Million aggregate commitment. The Purchase Agreement may be terminated by the Company at any time at its discretion without any cost to the Company. The proceeds received by the Company pursuant to the Financing are expected to be used to help advance human clinical trials of ANAVEX 2-73 and for general corporate purposes.

          The foregoing descriptions of the Purchase Agreement and the RRA are qualified in their entirety by reference to the full text of the Purchase Agreement and the RRA, a copy of each of which is attached hereto as Exhibit 10.5 and 10.6, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

          Please see Item 1.01 above, the information contained therein is hereby incorporated by reference into this Item 3.02. The securities issued pursuant to the Financing and Private Placement were exempt from registration pursuant to the provisions of and related to Section 4(2) of the Securities Act of 1933 (“Securities Act”) while the securities issued pursuant to the Conversion were issued pursuant to Section 3(a)(9) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On July 5, 2013, Dr. Christopher Missling accepted the appointment by the board of directors of the Company to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and to serve as a director of the Company, each effective immediately until the earlier of a successor’s appointment or his resignation (the “Appointment”). Dr. Missling has over twenty (20) years of healthcare industry experience in big pharmaceutical, biotech industry and investment banking. Most recently, from March, 2007 until his appointment by the Company, Dr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Dr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Dr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management.

          Dr. Missling, age 47, has no family relationship with any other officer or director of the Company. With respect to the Company, Dr. Missling has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K, except that Dr. Missling was employed by the Company’s financial advisor and placement agent during the transaction described in the description of the Private Placement in Item 1.01 above. In connection with Dr. Missling’s appointment as Chief Executive Officer, the Company and Dr. Missling entered into an employment agreement commencing on July 5, 2013 and ending on July 5, 2016, whereby: (a) the Company shall pay to Dr. Missling an initial monthly base salary of $20,000 with Dr. Missling being eligible for bonuses and salary increases; (b) Dr. Missling shall receive a sign-on stock option grant; (c) Dr. Missling shall receive a restricted stock grant subject to certain vesting milestones; (d) Dr. Missling shall be able to participate in the Company’s employee benefit plans; and (e) the Company agreed to indemnify Dr. Missling in connection with his provision of services to the Company.

Item 7.01 Regulation FD Disclosure.

          On July 8, 2013, the Company issued a press release with respect to the Financing, Private Placement, Conversion and Appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

          The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Form of SPA	Provided herewith
10.2	Form of Exchange Agreement	Provided herewith
10.3	Form of Warrant	Provided herewith
10.4	Form of Registration Rights Agreement	Provided herewith
10.5	Purchase Agreement, dated as of July 5, 2013, by and between the Company and Lincoln Park Capital Fund, LLC	Provided herewith
10.6	Registration Rights Agreement, dated as of July 5, 2013, by and between the Company and Lincoln Park Capital Fund, LLC	Provided herewith
99.1	Press Release, dated July 8, 2013	Provided herewith

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Dr. Christopher Missling
Name: Dr. Christopher Missling
Title: Chief Executive Officer
Date: July 8, 2013